UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 2007

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


   DELAWARE                         1-2207                   38-0471180
   -------------                    ----------               -----------
   (State or Other                  (Commission              (I.R.S. Employer
   Jurisdiction of                  File Number)             Identification No.)
   Incorporation)

   280 Park Avenue
   New York, NY                                        10017
   ----------------------------------------------------------------------------
   (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

               On September 4, 2007, Triarc Companies, Inc. ("Triarc") announced that it had made several executive changes effective September 1, 2007 as part of its previously announced corporate restructuring, including:

                    Thomas A. Garrett, 45, has been appointed Executive Vice President and Chief Operating Officer of Triarc. Mr. Garrett has served as President and Chief Operating Officer of Arby's Restaurant Group, Inc. ("ARG") since June 2006. Mr. Garrett served as Chief Operating Officer of ARG following Triarc's acquisition of the RTM Restaurant Group ("RTM") in July 2005 to June 2006. From June 2003 to July 2005, Mr. Garrett served as President of RTM, and from May 2000 to June 2003, he served as Chief Operating Officer of RTM.

                    Stephen E. Hare, 54, has been appointed Senior Vice President and Chief Financial Officer of Triarc. Mr. Hare has served as Chief Financial Officer of ARG since June 2006. Mr. Hare served as Executive Vice President of Cadmus Communications Corporation ("Cadmus") and President of Publisher Services Group, a division of Cadmus, from January 2003 to June 2006. Prior thereto, Mr. Hare served as Executive Vice President, Chief Financial Officer of Cadmus from September 2001 to January 2003.

                    Steven B. Graham, 54, has been appointed Senior Vice President - Chief Accounting Officer of Triarc. Mr. Graham has served as Senior Vice President - Corporate Controller of ARG since January 2007. From October 2006 through December 2006, he served as Vice President, Assistant Corporate Controller of ARG. Mr. Graham served as Corporate Controller at Princeton Review LLC from April 2004 to September 2006. Prior thereto, Mr. Graham served as Vice President - Controller of Sbarro, Inc. from January 2000 to March 2004 and as Controller of Sbarro, Inc. from April 1994 to January 2000.

                    Nils H. Okeson, 41, has been appointed Senior Vice President and Associate General Counsel, and Secretary of Triarc. Mr. Okeson had served as Secretary of Triarc since June 2007. Mr. Okeson has served as General Counsel of ARG since October 2005. Prior to joining ARG, Mr. Okeson was a partner of Alston & Bird LLP, a law firm that he joined in 1990.

                    Daniel T. Collins, 51, has been appointed Senior Vice President - Treasurer and Assistant Secretary of Triarc. Mr. Collins has served as Senior Vice President - Treasurer and Assistant Secretary of ARG since June 2006 and prior thereto served as Senior Vice President - M&A and Lease Management from July 2005 to June 2006. Prior to joining ARG, Mr. Collins served as Senior Vice President - Finance of RTM from December 2004 to July 2005 and as Vice President - Finance of RTM from July 1997 to November 2004.

               As of September 1, 2007, Francis T. McCarron, Triarc's former Executive Vice President and Chief Financial Officer, and Fred H. Schaefer, Triarc's former Senior Vice President and Chief Accounting Officer, will serve as Executive Vice President and Senior Vice President, respectively, and will continue to provide services to Triarc during a transition period.

               In July 2007 Triarc settled a dispute with the sellers of RTM regarding the amount of the post-closing purchase price adjustment required pursuant to the terms of the agreement and plan of merger pursuant to which Triarc acquired RTM in July 2005. Pursuant to the settlement agreement, Triarc paid to the sellers of RTM (including Mr. Garrett) an aggregate of $1.6 million. Based on his percentage ownership of RTM, Mr. Garrett is entitled to receive $116,960 of the total settlement amount.

               A  copy  of  the   press   release   announcing   the   foregoing
          organizational changes is filed as Exhibit 99.1 to this Current Report on Form 8-K.


Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

99.1     Press release of Triarc Companies, Inc. dated September 4, 2007

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                 TRIARC COMPANIES, INC.


                                 By:/s/STUART ROSEN
                                    -------------------
                                    Stuart I. Rosen
                                    Senior Vice President and General Counsel,
                                    and Assistant Secretary


Dated: September 5, 2007

                                  EXHIBIT INDEX

Exhibit                      Description
-------                      -----------

99.1       Press release of Triarc Companies, Inc. dated September 4, 2007.